SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]      Definitive Proxy Statement
[X]      Defintive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12



                               IES INDUSTRIES INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

 -------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] $125 per  Exchange  Act Rules  0-11(c)(1)(ii),  14a-6(i)(1),
    14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)      Title of each class of securities to which transaction applies:
- --------------------------------------------------------------------------------
(2)      Aggregate number of securities to which transaction applies:
- --------------------------------------------------------------------------------
(3)      Per  unit  price  or other  underlying  value  of  transaction computed  pursuant  to  Exchange  Act Rule 0-11 (Set forth the amount on which the filing fee is calculated  and state how it was determined):
- --------------------------------------------------------------------------------
(4)      Proposed maximum aggregate value of transaction:
- --------------------------------------------------------------------------------
(5)      Total fee paid:
- --------------------------------------------------------------------------------


[ ]      Fee paid previously with preliminary materials.
[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee



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         was paid  previously.  Identify  the  previous  filing by  registration statement number, or the Form or Schedule and the date of its filing.

(1)      Amount Previously Paid:

         $500,063
- --------------------------------------------------------------------------------

(2)      Form, Schedule or Registration Statement No.:

         PRELIMINARY PROXY MATERIALS of WPL HOLDINGS, INC., IES INDUSTRIES INC. and INTERSTATE POWER COMPANY, JOINT PROXY STATEMENT of WPL HOLDINGS, INC., IES INDUSTRIES INC. and INTERSTATE POWER COMPANY AND PROSPECTUS of WPL HOLDINGS, INC. and INTERSTATE POWER COMPANY, ON FORM S-4 FILE NO. 333-07931, and SUPPLEMENT TO JOINT PROXY STATEMENT and PROSPECTUS SUPPLEMENT, ON FORM S-4 amended by FORM S-4/A FILE NO. 333-10401
- --------------------------------------------------------------------------------

(3)      Filing Party:

         IES INDUSTRIES INC, WPL HOLDINGS, INC and INTERSTATE POWER COMPANY
- --------------------------------------------------------------------------------

(4)      Date Filed:
         JANUARY 18, 1996,  JULY 11,  1996,  AUGUST 19, 1996 and AUGUST
         22, 1996
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For Release:  August 28, 1996

Contact:  Diane Ramsey (Media)             Denny Vass (Financial)
          (319) 398-7288                   (319) 398-4475


                 IES URGES FEDERAL ENERGY REGULATORY COMMISSION
                        TO REJECT MIDAMERICAN APPLICATION


Calls MidAmerican Application An "Abuse of the Agency's Processes"


         CEDAR RAPIDS, IOWA -- IES today filed a motion with the Federal Energy Regulatory Commission (FERC) urging that body to reject the application filed on August 26 by MidAmerican Energy as an "abuse of the agency's processes." In its motion, the Company said, "the Commission must reject the MidAmerican Merger Application on the grounds that no merger transaction, indeed, no formal proposal to shareholders, exists."

         Lee Liu, Chairman of the Board, President and Chief Executive Officer, said: "MidAmerican's FERC merger application is premature and we can't believe it is anything more than a publicity stunt designed to confuse IES shareholders. The Federal Energy Regulatory Commission reviews agreements between companies to merge or tender offers by acquirers for the shares of another company. MidAmerican has neither. Its application must be merely a salvo of misinformation designed to break up the proposed merger of IES, IPC, and WPL."

         In its motion, the Company said, "Clearly, MidAmerican is attempting to use its FERC filing to substitute for its non-existent transaction, and so to affect the outcome of the vote on the Interstate merger proposal. The Commission should not countenance this abuse of its procedures."

         Mr. Liu said, "IES shareholders should not be confused by MidAmerican's ploy. Not only is MidAmrican's application with FERC improper at this time, MidAmerican has also not yet submitted its proposal for antitrust review by the Department of Justice and Federal Trade Commission. In contrast, the three-way IEC merger has already passed antitrust review at the Department of Justice. To suggest, as MidAmerican did in an advertisement in the Wall Street Journal, that their FERC filing brings them 'neck and neck in the race to obtain regulatory approval' is absurd and supports our view that their filing was an abusive public relations ploy. IES filed an application with the FERC on March 1, 1996.

         "I am confident that IES shareholders understand the significant differences between the concrete benefits offered by the three-way merger and the countless uncertainties imbedded in every aspect of the MidAmerican proposal," concluded Mr. Liu.



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